UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

Helix TCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5300 DTC Parkway Suite 300 Greenwood Village, CO 80111
(Address of principal executive offices)

(720) 328-5372

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2017, Helix TCS, Inc., a Delaware corporation (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor (the “Investor”). Pursuant to the Subscription Agreement, the Investor purchased 111,111 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $100,000 or $0.90 per share.

The foregoing description of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The shares of Common Stock issued pursuant to the Subscription Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) and are “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act.

The Company issued the shares of Common Stock to the Investor in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that he was an “accredited investor” as defined in Rule 501(a) under the Securities Act and that the Investor’s shares of Common Stock were being acquired for investment purposes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1*	Form of Subscription Agreement dated May 2017.

 *filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Dated: May 11, 2017	By:	/s/ Zachary L. Venegas
Zachary L. Venegas Chief Executive Officer

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